UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 9, 2009

Amazon Goldsands Ltd.
(Exact name of registrant as specified in its charter)

Nevada	000-51203	98-0425310
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Jiron Caracas 2226, Jesús María, Lima 11, Peru	________
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (51 1) 989 184706

_______________________ (Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On November 9, 2009, Hector Ponte resigned as Chief Executive Officer, Principal Executive Officer and as a member of the board of directors of Amazon Goldsands Ltd.  There was no known disagreement with Mr. Ponte on any matter relating to the Company’s operations, policies or practices.

On November 9, 2009, Gustavo Ariel Janeiro resigned as Chief Financial Officer, Secretary and Treasurer of Amazon Goldsands Ltd.  There was no known disagreement with Mr. Janeiro on any matter relating to the Company’s operations, policies or practices.

On November 10, 2009, David Kerr resigned as a member of the board of directors of Amazon Goldsands Ltd.  There was no known disagreement with Mr. Kerr on any matter relating to the Company’s operations, policies or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 13, 2009

Amazon Goldsands Ltd.

By: /s/ Robert Van Tassell Name: Robert Van Tassell Title: Director